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                                                                       EXHIBIT A


                            To Form 13G (Individual)


The filing of this report shall not be construed as an admission by the person identified in Item 2(a) that, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act, he is the "beneficial owner" of any equity securities listed below; and such person expressly disclaims that he is part of a "group."

Record Owner's Relationship                Record Owner's           Number
   to Reporting Person                   Type of Ownership         of shares
---------------------------              -----------------      --------------
Shares by spouse                             Indirect           165,000 shares

Warrants held by spouse                      Indirect           Warrants to
                                                                purchase
                                                                110,000 shares

Shares held by the D. Bradly                 Indirect           15,000 shares
 Olah Irrevocable trust for the
 benefit of his children (1)

Warrants held by Trust                       Indirect           Warrants to
                                                                purchase
                                                                10,000 shares

-----------------
(1) The reporting person is not a trustee of this trust.


These shares are not reported in Item 4(a) and are noted here for information only.